FOR IMMEDIATE RELEASE	CONTACT:	Ned Mavrommatis, CFO
201-996-9000; fax: 201-996-9144
ned@id-systems.com

I.D. Systems, Inc. Reports Second Quarter Financial Results

Hackensack, NJ, July 31, 2008—I.D. Systems, Inc. (NASDAQ: IDSY) today announced its financial results for the second quarter of 2008. Revenues for the three months ended June 30, 2008, were $5.5 million, compared to $2.2 million for the three months ended June 30, 2007. GAAP net loss for the quarter was $1.5 million, or ($0.14) per basic and diluted share, compared to GAAP net loss of $2.6 million, or ($.23) per basic and diluted share, for the second quarter of 2007.

Non-GAAP net loss for the second quarter of 2008 was $671,000, or ($0.06) per basic and diluted share, compared to non-GAAP net loss of $1.8 million, or ($0.16) per basic and diluted share, for the second quarter of 2007. Non-GAAP results were calculated by adjusting GAAP net results for the impact of stock-based compensation, which was $857,000 for the second quarter of 2008 and $835,000 for the second quarter of 2007. A table entitled “Reconciliation of GAAP to Non-GAAP Financial Measures” is included in this press release.

“Our wireless technology for controlling, tracking and managing industrial vehicles continues to earn repeat business from core customers, most notably the U.S. Postal Service, Walgreens and other leading U.S. retailers” said Jeffrey Jagid, I.D. Systems’ chairman and chief executive officer. “We also continue to develop a broader customer base and diversify our sources of revenue; for example, we added Xerox as a customer during the second quarter. We have made significant progress building our sales pipeline and we remain confident about reaching our financial goals for 2008, including $24 million in revenues.”

For the quarter ended June 30, 2008, gross profit margin was 52.5%, compared to 46.2% for the corresponding period in 2007.

Selling, general and administrative expenses for the quarter were $4.3 million, including $721,000 in stock-based compensation, compared to $3.9 million, including $629,000 in stock-based compensation, for the second quarter in 2007. The increase was attributable primarily to increased payroll and related expenses resulting from the hiring of additional employees to position the company for growth.

Research and development expenditures for the second quarter of 2008 were $708,000, including $119,000 in stock-based compensation, compared to $594,000, including $195,000 in stock-based compensation, for the corresponding period in 2007. The increase was attributable primarily to the fact that, in 2007, a greater amount of research and development payroll expenses was offset by customer funding.

Interest income for the quarter was $593,000, compared to $768,000 for the same period in 2007. The decrease was attributable to lower interest rates and a decrease in the amount of cash, cash equivalents and marketable securities in 2008.

For the six-month period ended June 30, 2008, revenues were $9.8 million, compared to $6.8 million for the six months ended June 30, 2007. Gross profit margin for the six-month period was 50.8%, compared to 47.8% for the comparable period in 2007. GAAP net loss for the six-month period was $3.6 million, or ($.33) per basic and diluted share, compared to GAAP net loss of $4.1 million, or ($0.36) per basic share and diluted share for the first six months of 2007.

Adjusting for $1.6 million in stock-based compensation expenses, non-GAAP net loss for the six months ended June 30, 2008, was $1.9 million, or ($0.18) per basic and diluted share. For the corresponding period in 2007, also adjusting for $1.6 million in stock-based compensation expenses, non-GAAP net loss was $2.5 million, or ($0.22) per basic and diluted share. A table entitled “Reconciliation of GAAP to Non-GAAP Financial Measures” is included in this press release.

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For the six months ended June 30, 2008, SG&A expenses were $8.5 million, compared to $7.7 million for the same period in 2007. The increase was attributable primarily to increased payroll and related expenses resulting from the hiring of additional employees. Research and development expenditures for the period were $1.4 million, compared to $1.3 million for the six months ended June 30, 2007. Interest income for the first six months of 2008 was $1.4 million, compared to $1.6 million for the same period a year ago.

As of June 30, 2008, I.D. Systems had $56.3 million in cash, cash equivalents and marketable securities, and $29.9 million of working capital, compared to $65.0 million and $31.9 million, respectively, as of December 31, 2007. During the three months ended June 30, 2008, the company purchased approximately 120,000 shares of its common stock in open market transactions under the company’s stock repurchase program initiated in May of 2007. The average cost per share for these transactions was $7.09, for a total cost during the quarter of approximately $851,000. As of June 30, 2008, I.D. Systems had purchased a cumulative total of approximately 898,000 shares of its common stock at an average cost of $9.73 per share, for a cumulative total cost of approximately $8.7 million. As of June 30, 2008, the maximum dollar value of shares that may yet be purchased under the program is approximately $1.3 million.

Highlights of the second quarter ended June 30, 2008, included:

•	I.D. Systems’ core customers continued to expand their investments in the company’s Wireless Asset Net® industrial vehicle management system, including:

o	12 new site deployments ordered by the U.S. Postal Service;

o	An additional site deployment ordered by Walgreen Co., bringing the total number of Walgreens facilities utilizing the Wireless Asset Net to 10; and

o	A series of site surveys ordered by a major U.S. retailer in preparation for additional system implementations.

•
I.D. Systems completed the acquisition of PowerKey, the industrial vehicle monitoring division of International Electronics, Inc., and simultaneously launched a new wireless product termed PowerKeyPLUS™ targeted at the entry-level segment of the industrial vehicle management market, as previously announced.

•	Xerox Corporation became the first I.D. Systems customer to order the PowerKeyPLUS™ system, to be deployed on a fleet of forklifts at a distribution center in Ohio, as announced on July 2, 2008.

•	I.D. Systems deployed a wireless rental fleet management system on a fleet of approximately 500 rental vehicles for a major U.S.-based rental car company.

•
I.D. Systems executed a strategic agreement with Zetes Industries (Euronext Brussels: ZTS), a leading European automatic identification technology systems integrator, under which Zetes will market I.D. Systems’ products and services throughout Europe, as previously announced.

•
I.D. Systems was awarded U.S. Patent number 7,356,494 for a “Robust Wireless Communications System Architecture and Asset Management Applications Performed Thereon”, which concerns the decentralized asset management capabilities and “distributed intelligence” of the company’s wireless system, as previously announced.

Investor Conference Call

I.D. Systems will hold a conference call for investors and analysts at 4:45 p.m. Eastern Time on July 31, 2008. Jeffrey Jagid, chairman and CEO, will lead a discussion on the results of the quarter and recent developments. After opening remarks, there will be a question and answer period. The conference call will be broadcast live over the Internet via the Investors section of the company’s website at www.id-systems.com. To listen to the live call, go to the website at least 10 minutes early to download and install any necessary audio software.

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Non-GAAP Measures

To supplement its financial statements presented in accordance with GAAP, I.D. Systems provides certain non-GAAP measures of financial performance.  These non-GAAP measures include non-GAAP net income/loss and non-GAAP net income/loss per basic and diluted share.  Reference to these non-GAAP measures should be considered in addition to results prepared under current accounting standards, but are not a substitute for, or superior to, GAAP results.  These non-GAAP measures are provided to enhance investors' overall understanding of I.D. Systems' current financial performance and provide further information for comparative information due to the adoption of accounting standard SFAS 123R.  Specifically, I.D. Systems believes the non-GAAP measures provide useful information to both management and investors by excluding certain expenses, gains and losses that may not be indicative of its core operating results and business outlook.  Reconciliation to the nearest GAAP measure of all non-GAAP measures included in this press release can be found in the financial tables included in this press release.

About I.D. Systems

Based in Hackensack, NJ, I.D. Systems, Inc. is a leading provider of wireless solutions for managing and securing high-value enterprise assets. These assets include industrial vehicles, such as forklifts and airport ground support equipment, and rental vehicles. The Company’s patented Wireless Asset Net system, which utilizes radio frequency identification, or RFID, technology, addresses the needs of organizations to control track, monitor and analyze their assets. For more information, visit www.id-systems.com.

About the Wireless Asset Net®

The Wireless Asset Net® system improves productivity in manufacturing and distribution operations by establishing accountability for use of equipment, ensuring equipment is in the proper place at the right time, streamlining work flow through automated messaging, and providing management with unique metrics on—and controls over—equipment utilization. The system also improves workplace safety and security by restricting vehicle access to trained, authorized operators and providing electronic vehicle inspection checklists. In addition, the system reduces maintenance expenses by automatically uploading vehicle data, reporting vehicle problems in real time, scheduling maintenance according to actual vehicle usage rather than on a calendar basis, and helping determine the optimal economic time to replace equipment.

“Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, such as the Company's outlook for 2008 financial results. Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates, intentions, and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements.  All statements other than statements of historical fact are statements that could be forward-looking statements.  These forward-looking statements are subject to risk and uncertainties, including, but not limited to, future economic and business conditions, the loss of any of the Company’s key customers or reduction in the purchase of its products by any such customers, the failure of the market for the Company’s products to continue to develop, the inability to protect the Company’s intellectual property, the inability to manage the Company’s growth, the effects of competition from a wide variety of local, regional, national and other providers of wireless solutions and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission, including the Company’s annual report on Form 10-K for the year ended December 31, 2007. These risks could cause actual results to differ materially from those expressed in any forward looking statements made by, or on behalf of, the Company. The Company assumes no obligation to update the information contained in this press release.

-- Tables to Follow --

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I.D. Systems, Inc.
GAAP Condensed Statements of Operations
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2007	2008	2007	2008
Revenue:
Products	$705,000	$3,471,000	$3,015,000	$6,724,000
Services	1,518,000	1,989,000	3,829,000	3,064,000
	2,223,000	5,460,000	6,844,000	9,788,000
Cost of Revenue:
Cost of products	411,000	1,678,000	1,557,000	3,214,000
Cost of services	785,000	917,000	2,018,000	1,597,000
	1,196,000	2,595,000	3,575,000	4,811,000

Gross Profit	1,027,000	2,865,000	3,269,000	4,977,000

Selling, general and administrative expenses	3,880,000	4,278,000	7,704,000	8,539,000
Research and development expenses	594,000	708,000	1,300,000	1,419,000

Loss from operations	(3,447,000)	(2,121,000)	(5,735,000)	(4,981,000)
Interest income	768,000	593,000	1,560,000	1,419,000
Interest expense	(3,000)	--	(7,000)	--
Other income	38,000	--	76,000	--

Net loss	$(2,644,000)	$(1,528,000)	$(4,106,000)	$(3,562,000)

Net loss per share - basic and diluted	$(0.23)	$(0.14)	$(0.36)	$(0.33)

Weighted average common shares outstanding - basic and diluted	11,347,000	10,857,000	11,324,000	10,869,000

I.D. Systems, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)

	Three Months Ended June 30, 2007	Three Months Ended June 30, 2008	Six Months Ended June 30, 2007	Six Months Ended June 30, 2008
Net loss attributable to common stockholders	$(2,644,000)	$(1,528,000)	$(4,106,000)	$(3,562,000)

Stock-based compensation	835,000	857,000	1,602,000	1,642,000

Non-GAAP loss	$(1,809,000)	$(671,000)	$(2,504,000)	$(1,920,000)

Non-GAAP net income (loss) per share - basic and diluted	$(0.16)	$(0.06)	$(0.22)	$(0.18)

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I.D. Systems, Inc.
Condensed Balance Sheets

	December 31, 2007	June 30, 2008
		(Unaudited)
ASSETS
Cash and cash equivalents	$5,103,000	$12,450,000
Marketable securities - short term	21,385,000	8,957,000
Accounts receivable, net	2,875,000	5,672,000
Unbilled receivables	580,000	1,494,000
Inventory	4,420,000	3,313,000
Interest receivable	142,000	254,000
Prepaid expenses and other current assets	291,000	301,000
Total current assets	34,796,000	32,441,000

Marketable securities - long term	38,515,000	34,907,000
Goodwill	--	200,000
Other intangible assets	--	178,000
Fixed assets, net	1,398,000	1,196,000
Other assets	87,000	87,000

	$74,796,000	$69,009,000
LIABILITIES
Accounts payable and accrued expenses	$2,594,000	$1,773,000
Current portion of long term debt	19,000	--
Deferred revenue	291,000	794,000
Total current liabilities	2,904,000	2,567,000

Deferred revenue	167,000	254,000
Deferred rent	55,000	44,000
Total liabilities	3,126,000	2,865,000

STOCKHOLDERS' EQUITY
Preferred stock; authorized 5,000,000 shares, $.01 par value; none issued	--	--
Common stock; authorized 50,000,000 shares, $.01 par value; 11,561,000 and 11,910,000 shares issued at December 31, 2007 and June 30, 2008, respectively, shares outstanding, 11,015,000 and 10,936,000 at December 31, 2007 and June 30, 2008, respectively.	115,000	118,000
Additional paid-in capital	97,076,000	99,821,000
Accumulated deficit	(19,492,000)	(23,054,000)
Accumulated other comprehensive income (loss)	11,000	(1,451,000)
	77,710,000	75,434,000
Treasury stock; 546,000 shares and 974,000 shares at cost at December 31, 2007 and June 30, 2008, respectively	(6,040,000)	(9,290,000)
Total stockholders’ equity	71,670,000	66,144,000
Total liabilities and stockholders’ equity	$74,796,000	$69,009,000

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I.D. Systems, Inc.
Condensed Statements of Cash Flows
(Unaudited)

	Six months ended June 30,
	2007	2008
Cash flows from operating activities:
Net loss	$(4,106,000)	$(3,562,000)
Adjustments to reconcile net loss to cash used in operating activities:
Inventory reserve	75,000	126,000
Accrued interest income	75,000	33,000
Stock-based compensation expense	1,602,000	1,642,000
Depreciation and amortization expense	265,000	283,000
Deferred rent expense	(11,000)	(11,000)
Deferred revenue	14,000	590,000
Deferred contract costs	16,000	--
Changes in:
Accounts receivable	2,649,000	(2,797,000)
Unbilled receivables	671,000	(914,000)
Inventory	201,000	1,171,000
Prepaid expenses and other assets	(154,000)	(10,000)
Accounts payable and accrued expenses	(1,517,000)	(821,000)
Net cash used in operating activities	(220,000)	(4,270,000)

Cash flows from investing activities:
Purchase of fixed assets	(176,000)	(77,000)
Business acquisition	--	(572,000)
Purchase of investments	(7,295,000)	(4,526,000)
Maturities of investments	7,937,000	18,955,000

Net cash provided by investing activities	466,000	13,780,000

Cash flows from financing activities:
Repayment of term loan	(109,000)	(19,000)
Proceeds from exercise of stock options	166,000	1,106,000
Purchase of treasury shares	(1,267,000)	(3,250,000)
Collection of officer loan	6,000	--

Net cash used in financing activities	(1,204,000)	(2,163,000)
Net (decrease) increase in cash and cash equivalents	(958,000)	7,347,000
Cash and cash equivalents - beginning of period	9,644,000	5,103,000
Cash and cash equivalents - end of period	$8,686,000	$12,450,000
Supplemental disclosure of cash flow information:
Cash paid for:
Interest	$7,000	$--
Non-cash financing activity:
Shares withheld pursuant to stock issuances	$344,000	$89,000